UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2023 (October 3, 2023)

LIVEVOX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38825 (Commission File Number)	82-3447941 (IRS Employer Identification No.)

655 Montgomery Street, Suite 1000

San Francisco, CA 94111

(Address of principal executive offices)

(415) 671-6000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 per share	LVOX	The NASDAQ Stock Market LLC

Redeemable Warrants, each whole Warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50	LVOXW	The NASDAQ Stock Market LLC

Units, each consisting of one share of Class A common stock and one-half of one redeemable Warrant	LVOXU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 3, 2023, LiveVox Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with inContact, Inc., a Delaware corporation (“Parent”), Laser Bridge Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), and NICE Ltd., a company organized under the laws of the State of Israel (“NICE”). Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, upon the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.0001 per share, of the Company (the “Company Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Stock that are held by the Company as treasury stock or owned by NICE, Parent, Merger Subsidiary or any other subsidiaries thereof, the Earnout Shares and the Lock-Up Shares (each as defined below), or any shares of Company Stock as to which appraisal rights have been properly exercised in accordance with Delaware law), will be automatically cancelled, extinguished and converted into the right to receive $3.74 (the “Merger Consideration”), without interest thereon.

“Earnout Shares” means an aggregate of 5,000,000 shares of Company Stock and “Lock-Up Shares” means an aggregate of 2,543,750 shares of Company Stock, in each case, held in escrow for the benefit of certain stockholders as disclosed on the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2023 (the “2022 Company 10-K”). All Earnout Shares and Lock-Up Shares, as well as any shares of Company Stock that are held by the Company as treasury stock or owned by NICE, Parent or Merger Subsidiary, shall be cancelled at the Effective Time, and no payment shall be made with respect thereto.

If the Merger is consummated, it is expected that the Company Stock, the Company Warrants (as defined below) and the Company Units (as defined below) will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as promptly as practicable after the Effective Time in accordance with the Merger Agreement.

Treatment of Company Equity Awards

Each award of time-based restricted stock units of the Company (“RSUs”) that is (i) outstanding and vested as of immediately prior to, or the vesting of which will accelerate at, the Effective Time or (ii) held by a non-employee director of the Company or held by a former service provider to the Company, in the case of (ii) whether vested or unvested (collectively, a “Vested Company RSU”), will, at the Effective Time, be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (x) the aggregate number of shares of Company Stock subject to such Vested Company RSU as of immediately prior to the Effective Time and (y) the Merger Consideration.

Each RSU that is outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) will, at the Effective Time, be cancelled and converted into an award under the NICE share incentive plan of time-vesting restricted stock units with respect to a number of American Depositary Shares of NICE, each representing one share of NICE (the “NICE ADSs”), equal to the product of (i) the number of shares of Company Stock underlying such Unvested Company RSU and (ii) the Equity Award Exchange Ratio (as defined below), rounded to the nearest whole share.

For purposes of the Merger Agreement, the “Equity Award Exchange Ratio” is defined as the quotient obtained by dividing (i) the Merger Consideration by (ii) the volume-weighted average closing price of NICE ADSs reported on the NASDAQ Global Select Market for the ten full trading days ending on (and including) the trading day immediately preceding the date on which the Effective Time occurs, rounded to the nearest ten-thousandth.

Each award of performance-based RSUs of the Company that is outstanding as of immediately prior to the Effective Time, will, at the Effective Time, be cancelled in its entirety without the payment of any consideration with respect thereto.

Treatment of Company Warrants

Each redeemable warrant exercisable to purchase one share of Company Stock at an exercise price of $11.50 per share, as adjusted (a “Company Warrant”), that is outstanding and unexercised as of immediately prior to the Effective Time, will, at the Effective Time, become exercisable for the merger consideration that such holder would have received if such Company Warrant had been exercised by paying the exercise price in respect thereof in cash immediately prior to the Effective Time. Notwithstanding the foregoing, if a holder of a Company Warrant that is outstanding and unexercised as of immediately prior to the Effective Time properly exercises such Company Warrant within 30 days following the public disclosure of the consummation of the Merger, the exercise price in respect thereof shall be reduced in accordance with the terms of the warrant agreement governing such Company Warrant.

Treatment of Company Units

The shares of Company Stock and Company Warrants that underlie the public units, each consisting of one share of Company Stock and one-half of one Company Warrant (the “Company Units”), will be treated in the same manner as the shares of Company Stock and Company Warrants, respectively, that do not underlie the Company Units.

Representations and Warranties and Covenants

The Company, NICE, Parent and Merger Subsidiary have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, (i) the Company has agreed, subject to certain exceptions, to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business, from the date of the Merger Agreement until the Effective Time, and not to take certain actions prior to the Effective Time without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed) and (ii) the Company has agreed not to solicit or engage in discussions or negotiations regarding any alternative business combination transaction, subject to exceptions that, as of the date of this report, have ceased to apply.

Financing

NICE and Parent have ready access to, and will as of the Effective Time, have sufficient available funds to consummate the Merger and make all required payments in connection therewith. The Merger is not conditioned upon the receipt or availability of any funds or financing.

Closing Conditions

The closing of the Merger is subject to certain conditions, including (i) the requisite approval of the Company’s stockholders adopting the Merger Agreement (which was satisfied via written consent delivered on October 4, 2023 (the “Written Consent”)), (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Act, (iii) certain clearances relating to the review of the Merger by the Committee on Foreign Investment in the United States, (iv) in the case of Parent’s obligations to consummate the Merger, the absence of any event, occurrence, or development of a state of circumstances or facts which, individually or in the aggregate, has had a Material Adverse Effect (as defined in the Merger Agreement) on the Company that is continuing or would reasonably be expected to have a Material Adverse Effect and (v) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Merger.

Termination Rights

The Merger Agreement contains certain customary termination rights for the Company and Parent, including (i) if the Merger is not consummated on or before 5:00 p.m. (New York time) on the “outside date” of April 3, 2024, (ii) if the required written consent of the Company’s stockholders is not obtained (as noted above, such consent was obtained via the Written Consent), (iii) if the other party breaches its representations, warranties or covenants in a manner that would cause the conditions to the closing of the Merger set forth in the Merger Agreement to not be satisfied and fails to cure such breach within the applicable time period set forth in the Merger Agreement or (iv) if any law or order prohibiting the Merger has become final and non-appealable. In addition, under certain circumstances that, as of the date of this report, have ceased to apply, (x) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by the Company in order to enter into a definitive agreement providing for a superior proposal and (y) the Merger Agreement may be terminated by Parent if the Company’s board of directors changes its recommendation.

Termination Fees

If the Merger Agreement is validly terminated under certain circumstances that, as of the date of this report, have ceased to apply, the Company will be required to pay Parent a termination fee equal to $4 million.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the SEC.

Support Agreement

In connection with the Merger Agreement, certain entities associated with Golden Gate Private Equity, Inc. (such entities collectively, “Golden Gate”) that are stockholders of the Company have entered into a support agreement with Parent (the “Support Agreement”) and agreed, among other things, to (i) waive certain claims they may have against the Company in connection with the Merger and (ii) not to solicit or engage in discussions or negotiations regarding any alternative business combination transaction. As of October 2, 2023, Golden Gate collectively owned approximately 70.63% of the shares of outstanding Company Stock (including the Earnout Shares and the Lock-Up Shares).

The foregoing summary of the Support Agreement does not purport to be complete. The Support Agreement is subject to, and qualified in its entirety by reference to, the full text of the Support Agreement attached hereto as Exhibit 99.2, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 4, 2023, following the execution of the Merger Agreement, the holders of a majority of the outstanding shares of Company Stock entitled to vote thereon executed the Written Consent, adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger. No further approval of the stockholders of the Company is required to approve the Merger.

Pursuant to rules adopted by the SEC under the Exchange Act, the Company will prepare and file a Schedule 14C information statement (the “Information Statement”) with the SEC and send or provide copies to the stockholders of the Company.

Item 7.01	Regulation FD Disclosure.

On October 4, 2023, the Company, Parent and NICE jointly issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains and the Company’s other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company Stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel in light of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; (x) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or current or future pandemics, as well as management’s response to any of the aforementioned factors; and (xiv) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the 2022 Company 10-K and subsequent filings. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the Information Statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the pending Merger involving the Company and Parent. The Company will prepare the Information Statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the pending Merger. When completed, a definitive information statement will be mailed or provided to the Company’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.

Investors and security holders may obtain free copies of the Information Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at https://investors.livevox.com or by contacting the Company investor relations department at the following:

LiveVox Holdings, Inc.

Attention: Investor Relations
655 Montgomery Street
Suite 1000
San Francisco, CA 94111

(415) 671-6000

IR@Livevox.com

No Offer

No person has commenced soliciting proxies in connection with the proposed transaction referenced in this report, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of October 3, 2023, by and among LiveVox Holdings, Inc., inContact, Inc., Laser Bridge Merger Sub Inc., and NICE Ltd.
99.1	Press Release, dated October 4, 2023
99.2	Support Agreement, dated as of October 3, 2023, by and among inContact, Inc., LiveVox Topco, LLC, and GGC Public Equities Opportunities, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEVOX HOLDINGS, INC.

Date: October 4, 2023	By:	/s/ Aaron Ross
Name: Aaron Ross
Title: Chief Legal Officer